CERTIFICATE OF INCORPORATION

ARTICLE 1

The name of the Company is Aquablue International Iceland ehf. The Company’s registered office is at Solheimar 27, 104 Reykjavik.

ARTICLE 2

The objectives of the Company are to run a production facility for beverage and other related operation.

ARTICLE 3

The Share Capital of the Company is ISK 500,000. The Shares shall be divided into multiple of 1 krona. Shareholders shall have priority right of purchase of all new shares in direct proportion to their holdings. Only a shareholders’ meeting can decide upon a decrease of the Share Capital.

ARTICLE 4

Registration to Share Capital is as follows:

Aquablue International, in Canada, ISK 250,000
Graenhalio fasteignafelag ehf., kt/Reg. no., 431 105-0200, ISK 125,000
Gunnar Friorik Birgisson, kt./ID-number 160567-5549, ISK 62,500
Arni Stefansson, kt./ID-number 191164-3429, ISK 62,500
The entire Shares Capital has been paid in.

ARTICLE 5

The cost associated with the foundation and registration of the Company, estimated to be as much as ISK 250,000 will come out of Company funds.

MAY 1, 2009

/s/Arni Stefansson	/s/Gunnar Fiorik Birgisson
Arni Stefansson	Gunnar Friorik Birgisson